Exhibit 99.1

Press Contact

Mark Plungy

Director, Global Public Relations

+1 (650) 424-5630
mark.plungy@varian.com

Investor Relations Contact

J. Michael Bruff

Senior Vice President, Investor Relations

+1 (650) 424-5163
investors@varian.com

FOR IMMEDIATE RELEASE

Varian Completes Acquisition of Cancer Treatment Services International

PALO ALTO, Calif. — June 17, 2019 — Varian (NYSE: VAR) today announced it has successfully completed its acquisition of Cancer Treatment Services International (CTSI). There were no changes during the closing period to the original agreement announced on May 20, 2019. To view the original announcement, visit: https://www.varian.com/news/varian-announces-definitive-agreement-acquire-cancer-treatment-services-international.

About Varian

Varian is a leader in developing and delivering cancer care solutions and is focused on creating a world without fear of cancer. Headquartered in Palo Alto, California, Varian employs approximately 7,000 people around the world. For more information, visit http://www.varian.com and follow @VarianMedSys on Twitter.

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